EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Lightstone Value Plus REIT I, Inc. on Form S-3D (File No. 333-227864) of our report dated March 30, 2023, on our audits of the financial statements as of December 31, 2022 and 2021 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 30, 2023.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

March 30, 2023